Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-269654) and Form S-8 (No. 333-133368, No. 333-138070,No. 333-141571, No. 333-148924, No. 333-156995, No. 333-164567, No. 333-171962, No. 333-179265, No. 333-186509, No. 333-193614, No. 333-201754, No. 333-209144, No. 333-212255, No. 333-218774, No. 333-225599, No. 333-239103, No. 333-256994, No. 333-265692, and No. 333-272522) of Vanda Pharmaceuticals Inc. of our report dated February 12, 2024 relating to the financial statements of the PONVORY® Product Line of Actelion Pharmaceuticals, Ltd., which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

February 16, 2024